Exhibit 10.1

THIRD AMENDMENT TO SETTLEMENT AGREEMENT AND RELEASE OF CLAIMS
This Third Amendment (“Third Amendment”) to the January 17, 2006 Settlement Agreement and Release of Claims (the “Agreement”), as amended pursuant to the January 24, 2006 Amendment to Settlement Agreement and Release of Claims (“First Amendment”) and the January 28, 2011 Second Amendment to Settlement Agreement and Release of Claims (“Second Amendment”) is made and entered into as of the last date of signature below (“Third Amendment Effective Date”), between Masimo Corporation and Cercacor Laboratories, Inc. (formerly Masimo Laboratories, Inc.) (hereinafter “Masimo”), and Medtronic Plc, Covidien LP (as successor to Tyco Healthcare Group LP), Nellcor Puritan Bennett LLC, and Covidien Holding Inc. (as successor to Covidien Inc.) (collectively “Nellcor”) (each individually a “Party” or collectively the “Parties”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.
RECITALS
A.    Whereas the Parties (or their predecessors) entered into the Agreement on January 17, 2006;
B.    Whereas the Parties (or their predecessors) entered into the First Amendment on January 24, 2006;
C.    Whereas the Parties (or their predecessors) entered into the Second Amendment on January 28, 2011; and
D.    Whereas the terms of the Agreement, as thereafter amended by the First Amendment and Second Amendment are hereby incorporated into this Third Amendment mutatis mutandis;
E.    Whereas the Parties wish to further amend the Agreement as described below.
AMENDMENT
Therefore in consideration of the mutual covenants and promises contained herein and in the Agreement, and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the Parties agree that Sections 1.1, 1.8, 1.9, 1.10, 4.1, 4.3, 5.1, 5.4, 8, 8.1, 8.2, 8.3, 16 and Exhibit 1 to this Third Amendment are added and/or amended to read in their entireties as follows:
Order of Precedent
Except as provided in this Third Amendment, all other terms and conditions of the Agreement shall remain in full force and effect. In the event of any conflict between this Third Amendment and the Agreement, this Third Amendment shall control.

Section 1.1 (amended)
1.1    “Affiliate” means, with respect to each Party, any legal entity that is, directly or indirectly, controlling, controlled by, or under common control with the Party at any time between the Third Amendment Effective Date and the expiration of the Term. For purposes of this definition, an entity shall be deemed to control another entity if it owns or controls, directly or indirectly, more than fifty percent (50%) of the voting equity of the other entity (or other comparable ownership interest for an entity other than a corporation).
Section 1.8 (new)
1.8    “Third Amendment Effective Date” has the meaning set forth in the preamble of this Third Amendment.
Section 1.9 (new)
1.9    “Current Affiliate” means, with respect to each Party, any legal entity that is, directly or indirectly, controlling, controlled by, or under common control with the Party at the time of the Third Amendment Effective Date. For purposes of this definition, an entity shall be deemed to control another entity if it owns or controls, directly or indirectly, more than fifty percent (50%) of the voting equity of the other entity (or other comparable ownership interest for an entity other than a corporation).
Section 1.10 (new)
1.10    “Specified Masimo Products” means the products listed in Exhibit 1 to this Third Amendment.
Section 4.1 (as amended)
4.1    Masimo and its Affiliates covenant not to sue Nellcor and/or its Affiliates for infringement by Nellcor’s 06 Pulse Oximetry Products, and new products Essentially Unchanged therefrom. For as long as the running royalties are being paid, Masimo and its Affiliates further covenant not to sue Nellcor and/or its Affiliates for the Nellcor pulse oximetry portion of future Nellcor products, including oximetry software licensed to OEMs, (“Next Generation Pulse Oximeters”) under Claims 17 or 18 of U.S. Patent Number 6,263,222, and continuations and continuations-in-part, either with claims directed to or covering the same subject matter. For as long as the running royalties are being paid, Masimo and its Affiliates further covenant not to sue Nellcor and/or its Affiliates for the Next Generation Pulse Oximeters under Claims 1, 10, 11, 22, 23 and 24 of U.S. Patent Number 6,157,850, and continuations and continuations-in-part, either with claims directed to or covering the same subject matter, provided that such Next Generation Pulse Oximeters (i) do not calculate any physiological parameter other than pulse rate based on two or more alternative calculations of that physiological parameter from the same signal, (ii) do not calculate pulse rate based on three or more alternative calculations of pulse from the same signal, (iii) do not include parameters other than Oxygen Saturation, pulse rate, plethysmographic waveforms, blood pressure, cardiac output, respiration rate, respiration effort, regional saturation

(including cerebral and tissue), glucose, perfusion/pulse amplitude (not displayed as a number or in real time on a scale with a number), temperature, ECG, EEG, EMG, CO2 and, subject to the payment of additional royalties under Section 5.1, total hemoglobin, and feature(s), function(s) or parameter(s) that are generated from pulse rate, Oxygen Saturation, respiration rate, respiration effort, blood pressure, cardiac output, EEG and/or regional saturation calculations. Masimo also covenants not to sue for infringement any customer, distributor, OEM, licensee, supplier or purchasing organization with respect to the purchase, distribution, manufacturing (excluding sensors and accessories not manufactured for Nellcor), marketing or use of the covenanted products or Nellcor and/or its Affiliates’ products Essentially Unchanged therefrom as described in this Section 4.1. The covenants of this Section 4.1 do not extend to any products that are permitted or intended for use, with any sensors (including non-Nellcor sensors manufactured by Nellcor for another company) other than Nellcor sensors. If Masimo asserts that a Nellcor product includes a change set forth in Sections 1.2(ii)-(v) that is covered by a patent of Masimo not proven invalid or unenforceable by a court of competent jurisdiction, the covenants of this Section 4.1 shall apply to such Nellcor product excluding such change.
Section 4.3 (as amended)
4.3    Nellcor and its Affiliates covenant not to sue Masimo and/or its Affiliates for infringement by Masimo’s products commercially available as of March 14, 2011, including any updates to those products made between March 14, 2011 and the Third Amendment Effective Date, the Specified Masimo Products, and new products Essentially Unchanged therefrom. Nellcor and its Affiliates further covenant not to sue Masimo and/or its Affiliates for infringement of any new disposable and multisite versions of the reusable Rainbow sensors and associated cables that were commercially available as of March 14, 2011, and new products Essentially Unchanged therefrom, provided that such sensors are not configured to be compatible with Nellcor’s pulse oximeters, where the compatibility between pulse oximeter and the sensor (i.e., lock and key) is covered by a Nellcor patent not proven invalid or unenforceable by a court of competent jurisdiction. Nellcor and its Affiliates further covenant not to sue Masimo and/or its Affiliates for infringement due to any changes to such products above to enable such products to include the parameters of Fractional Saturation, carboxyhemoglobin, methemoglobin, total hemoglobin, hematocrit, bilirubin and/or glucose. Nellcor’s and its Affiliates covenants include a covenant not to sue Masimo and/or its Affiliates for infringement for (i) improvements (except improvements to sensors) to precision and accuracy of any parameter in such products available as of March 14, 2011, and Fractional Saturation, total hemoglobin, hematocrit, bilirubin and/or glucose, except to the extent such improvement is covered by any Nellcor patent (or patent exclusively licensed to Nellcor or exclusively licensed to Nellcor for the relevant field of use) not found to be invalid or unenforceable by a court of competent jurisdiction, the substance of which is filed for the first time after March 14, 2011 and not having a priority claim to a date or entitled to priority from a date before such date and (ii) any other improvement to the covenanted products, except to the extent such other improvement is covered by any Nellcor patent (or patent exclusively licensed to Nellcor or exclusively licensed to Nellcor for the relevant field of use) not found to be invalid or unenforceable by a court of competent jurisdiction. Nellcor and its Affiliates also covenant not to sue for infringement any customer, distributor, OEM, licensee, supplier or purchasing organization with respect to the purchase, distribution, manufacturing (excluding sensors and accessories not manufactured for Masimo), marketing or use of the covenanted products or Masimo and/or its Affiliates’ products Essentially Unchanged therefrom as described in this Section 4.3. If Nellcor asserts that a Masimo product includes a change set forth in Sections 1.2(ii)-(v) that is covered by a patent of Nellcor not proven invalid or unenforceable by a court of competent jurisdiction, the covenants of this Section 4.3 shall apply to such Masimo product excluding such change. A list of the Masimo products commercially available as of March 14, 2011 is attached as Exhibit 2 to the Second Amendment.
Section 5.1 (as amended)
5.1    Nellcor agrees to pay Masimo Corp. a 13% running royalty based on its and its Affiliates Pulse Oximetry Revenue occurring on or after February 1, 2006 through and including March 14, 2011. Effective March 15, 2011, the running royalty shall be reduced to 7.75%, provided, however, that the running royalty shall increase from 7.75% to 11.75% commencing on the date that Nellcor first sells any pulse oximetry product that includes the parameter of total hemoglobin. Should Nellcor sell such a device including the parameter of total hemoglobin, the verification of that first shipment date will be included in the auditing procedures set for in the Agreement.
Nellcor will pay an additional 7% running royalty on its and its Affiliates Pulse Oximetry Revenue for calendar year 2006. Nellcor will pay an additional 2% running royalty on its and its Affiliates Pulse Oximetry Revenue for calendar year 2007. Nellcor will pay an advance royalty of $66,230,000 on or before January 19, 2006 (the “Payment Date”) for the 2006 royalty as provided in Section 2. The Parties agree that Nellcor has paid the foregoing additional 7% and 2% running royalties and the advance.
Nellcor agrees to pay Masimo Corp. a 7.75% running royalty based on Nellcor’s and its Affiliates’ Pulse Oximetry Revenue occurring on or after the Third Amendment Effective Date through and including October 6, 2018 (subject to the increase for total hemoglobin described above). After October 6, 2018, notwithstanding any other provision in this Agreement, no further royalties shall be due under this Agreement, and the covenant of Section 4.1 shall be fully paid-up, perpetual, irrevocable, and royalty free.
Section 5.4 (as amended)

5.4	Section 5.4 is deleted in its entirety.
Section 8 (as amended)

8	Section 8 is deleted in its entirety.
Section 8.1 (new)
8.1    Mutual No Challenge Agreement. During a term beginning on the Third Amendment Effective Date, and ending on December 31, 2019 (“Standstill Term”), each Party and its Affiliates agree that they will not assert, or induce, assist or permit a third party to assert, in any litigation or administrative proceeding anywhere in the world, including, without limitation, any inter partes review before the Patent Trial and Appeal Board of the U.S. Patent Office that any patent or other intellectual property rights of the other Party, its Current Affiliates, or their exclusive licensors, are invalid, unpatentable or unenforceable (except a Party or its Affiliate may challenge patents or intellectual property rights that are asserted or threatened against the Party or its Affiliate by the other Party or its Current Affiliate). Each Party agrees that it will not permit its agents, including law firms and attorneys, to utilize work product prepared by or on behalf of the Party to assist such a challenge (whether such challenge is made by a Party or non-party to this Agreement), will take all necessary steps to ensure compliance by all such agents, and will remain fully responsible for compliance by all such agents. Notwithstanding the foregoing, this no challenge agreement does not apply to validity challenges made by a Party against any entity with which the Party is already engaged in such validity challenge as of the Third Amendment Effective Date, even if such entity is or becomes an Affiliate.
Each Party acknowledges that any breach of this Section 8.1 by it will cause irreparable harm to the other Party, without adequate remedy at law, and that each Party is entitled to seek injunctive relief and any other remedy available at law or in equity in the event of any breach of this Section 8.1.
Section 8.2 (new)
8.2    Patent Litigation Standstill.     During the Standstill Term, each Party and its Affiliates agree that they will not assert any claim of patent infringement (whether direct or indirect) against the other Party or its Current Affiliates based on products of that Party or its Current Affiliates that are commercially available as of the Third Amendment Effective Date, and no damages will accrue for any alleged patent infringement by these products during the Standstill Term, unless and until the Parties’ respective CEO’s have discussed and attempted to resolve the issue. This standstill agreement also applies to claims during the Standstill Term against the other Party’s or its Affiliates’ customer, distributor, OEM, licensee, supplier or purchasing organization based on products of that Party or its Affiliates that are commercially available as of the Third Amendment Effective Date. Notwithstanding the foregoing, this standstill agreement does not apply to claims of patent infringement by a Party against any patient monitoring products (e.g., monitors and sensors) sold by any non-Party entity acquired by the other Party after the Third Amendment Effective Date. Notwithstanding the foregoing, this standstill agreement also does not apply to sensors, cables, adapters or consumables manufactured or sold by a Party or Affiliate that are configured to operate with the other Party’s or its Affiliates’ products.
Section 8.3 (new)
8.3    Requested Withdrawal of IPR. Within three (3) days of the Third Amendment Effective Date, the Parties will jointly request withdrawal of IPR IPR2016-00056 (against U.S. Patent No. 7,496,393).
Section 16 (as amended)
16    Term: The term of this Agreement will begin upon the Effective Date and terminate on December 31, 2019. Notwithstanding any other provision in this Agreement, and for the avoidance of doubt, the covenants of Sections 4.1 and 4.3 shall survive termination of this Agreement.
Press Release and Confidentiality
The Parties agree to prepare a mutually agreeable press release regarding this Third Amendment. The confidentiality provisions of the Agreement apply to this Third Amendment.
Execution in Counterparts
This Third Amendment may be executed in counterparts with the same effect as if all Parties have signed the same document and each such executed counterpart shall be deemed to be an original instrument. All executed counterparts of this Third Amendment together shall constitute one and the same instrument.

[Signatures on next page]

In Witness Whereof, the Parties have duly authorized and caused this Third Amendment to Settlement Agreement and Release of Claims to be executed:

MASIMO CORPORATION
Dated:	September 1, 2016	By:	/s/ THOMAS S. MCCLENAHAN
		Name:	Thomas S. McClenahan
		Title:	Executive Vice President & General Counsel

CERCACOR LABORATORIES, INC.
Dated:	September 1, 2016	By:	/s/ GERRY E. HAMMARTH
		Name:	Gerry E. Hammarth
		Title:	Chief Financial Officer

MEDTRONIC PLC
Dated:	September 1, 2016	By:	/s/ KEYNA P. SKEFFINGTON
		Name:	Keyna P. Skeffington
		Title:	Vice-President and Assistant Secretary

COVIDIEN LP
Dated:	September 1, 2016	By:	/s/ KEYNA P. SKEFFINGTON
		Name:	Keyna P. Skeffington
		Title:	Vice-President and Secretary

NELLCOR PURITAN BENNETT LLC
Dated:	September 1, 2016	By:	/s/ KEYNA P. SKEFFINGTON
		Name:	Keyna P. Skeffington
		Title:	Vice-President and Assistant Secretary

COVIDIEN HOLDING, INC.
Dated:	September 1, 2016	By:	/s/ KEYNA P. SKEFFINGTON
		Name:	Keyna P. Skeffington
		Title:	Vice-President and Secretary

Exhibit 1 to the Third Amendment

Specified Masimo Products

Eve newborn screening app for Radical-7 (referred to as “CCHD Mode”)
DCI-mini sensor
Fractional oxygen saturation parameter (SpfO2)
Universal ReSposable pulse oximetry sensor (disposable adhesive sensor with reusable cable)
In Vivo Adjustment on the Radical-7 (adjustment of SpO2, SpHb, SpCO, and SpMet values by a clinician on-site to calibrate to a reference value)